Schwab Rule 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of January 19, 2022, by and among Northern Lights Fund Trust and Northern Lights Variable Trust, each a Trust organized under the laws of the State of Delaware (the “Acquiring Management Company”), on behalf of its series identified on Schedule A, severally and not jointly (each, an “Acquiring Fund,” and collectively, the “Acquiring Funds”), and Schwab Strategic Trust, a statutory trust organized under the laws of the State of Delaware (the “Trust”), on behalf of its series identified on Schedule B, severally and not jointly (each, a “Acquired Fund” and, collectively, the “Acquired Funds”).

WHEREAS, each Acquiring Fund and each Acquired Fund are registered with the U.S. Securities and Exchange Commission (the “SEC”) as investment companies under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, and Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule.

NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Funds desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule and certain additional terms of investment as provided below.

I.        TERMS OF INVESTMENT

A.       In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:

(i)                 In-kind redemptions. The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, and Rule 6c-11, the Acquired Fund may honor any redemption request partially or wholly in-kind in the sole discretion of the Acquired Fund (which discretion of the Acquired Fund shall include the selection of portfolio securities to distribute in-kind).

(ii)               Timing/advance notice of redemptions. The Acquiring Fund will use reasonable efforts to spread orders given to an Authroized Participant that reasonably are expected to result in that Authorized Participant redeeming shares from the Acquired ETF (greater than 5% of the Acquired ETF’s total outstanding shares) over multiple days or to provide advanced notification of such orders to the Acquired Fund whenever practicable. The Acquiring Fund and Acquired ETF each acknowledge and agree that this voluntary

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notification provision does not apply to trades placed by the Acquiring Fund in secondary markets.

The Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to redeem the Acquierd Fund’s shares and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any.

(iii)             Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund.

B.       In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule. Such fee and expense information shall be limited to that which is made publicly available by the Acquired Fund.

II.        REPRESENTATIONS OF THE ACQUIRED FUNDS

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement..

III.       REPRESENTATIONS OF THE ACQUIRING FUNDS

A.                    In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

B.       Each Acquiring Fund will promptly notify an Acquired Fund in writing at the time of any investment that causes such Acquired Fund to hold 3% or more of such Acquired Fund’s total voting securities. Upon such investment, such Acquiring Fund shall also provide to the Acquired Fund in writing a list of the names of each “affiliated person” (as defined under the 1940 Act) of the Acquiring Fund that is (i) a broker-dealer, (ii) a broker-deal or bank that borrows as part of a securities lending program, (iii) an issuer that privately places its own fixed income securities, (iv) a bank that provides credit support or structures money market securities or (v) a futures commission merchant or a swap dealer, and shall notify the Fund of any changes to such list as soon as reasonably practicable after a change occurs.

C.       Each Acquiring Fund will promptly notify an Acquired Fund in writing of any purchase or acquisition of shares of the Acquired Fund that causes such Acquiring Fund to hold 5% or more of such Acquired Fund’s total outstanding voting securities

D.       Each Acquiring Fund will promptly notify an Acquired Fund in writing of any purchase

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or acquisition of shares of an Acquired Fund that causes such Acquiring Fund and its Advisory Group (as defined in the Rule), individually or in the aggregate, hold more than 25% of such Acquired Fund’s total outstanding voting securities.

E.       Each Acquiring Fund will notify an Acquired Fund in writing any time an Acquiring Fund and its Advisory Group, as applicable, no longer holds voting securities of the Acquired Fund in excess of the amount noted in III.A., III.B. or III.C. above.

F.       An Acquiring Fund shall provide an Acquired Fund with information regarding the amount of such Acquiring Fund’s invetments in an Acquired Fund, and information regarding afiilates of the Acquiring Fund, upon the Acquired Fund’s reasonable request.

G.       Each Acquiring Fund acknowledges and understands that an Acquired Fund reserves the right to reject any purchase of shares by an Acquiring Fund or any direct purchase of Creation Units by an Acquiring Fund.

IV.       INDEMNIFICATION

A.                 The Acquiring Management Company and the Acquiring Funds, severally and not jointly, agree to hold harmless, indemnify and defend an Acquired Fund and the Trust, including any of their principals, trustees, officers, employees and agents (“Trust Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Acquired Fund and/or the Trust, including any Trust Agents, to the extent such Claims result from: (i) any untrue statement or alleged untrue statement of a material fact contained in an Acquiring Fund’s prospectus, statement of additional information or sales literature or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) a violation or alleged violation by such Acquiring Fund of any provision of this Agreement; or (iii) a violation or alleged violation by such Acquiring Fund of the terms and conditions of the Rule The indemnification provided for in this paragraph shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.

B.                  The Trust and the Acquired Funds, severally and not jointly, agree to hold harmless, indemnify and defend an Acquiring Fund and the Acquiring Management Company, including any of their principals, trustees, officers, employees and agents against and from any and all Claims asserted against the Acquiring Fund and/or Acquiring Management Company, including any Acquiring Fund Agents, to the extent such Claims result from: (i) any untrue statement or alleged untrue statement of a material fact contained in an Acquired Fund’s prospectus, statement of additional information or sales literature or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) a violation or alleged violation by such Acquired Fund of any provision of this Agreement; or (iii) a violation or alleged violation by such Acquired Fund of the terms and conditions of the Rule. The indemnification provided for in this paragraph shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.

C.                  In any action involving the Acquiring Funds or the Acquireed Funds under this Agreement, the parties agree to look solely to the individual Acquiring Fund(s) or Acquired Fund(s) that is/are involved in the matter in controversy and not to any other series.

V.        USE OF NAME

A.       The Acquired Funds hereby consent to the following information being included in the Acquiring Funds’ prospectuses, statements of additional information, fact sheets or similar disclosure

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documents, and shareholder reports: (a) the name of the Trust or an Acquired Fund, and the names of their affiliates and (b) a description of an Acquired Fund’s investment strategy and risks. To the extent that an Acquiring Fund refers to the Trust or one or more Acquired Funds in any such materials (except when the reference to the Trust or an Acquired Fund is included in a list of holdings), each Acquiring Fund agrees to refer to the Trust as “Schwab Strategic Trust” and refer to such Acquired Funds as, for example, “Schwab [________] ETF”. In addition, except when the reference to the Trust or an Acquired Fund is included in a list of holdings, the Acquiring Fund agrees to include the following notice within reasonable proximity to the reference of the Trust or such Acquired Fund: “None of Schwab Strategic Trust, Schwab [_________] ETF, or Charles Schwab Investment Management, Inc. make any representations regarding the advisability of investing in [Name of Acquiring Fund].”

B.        No Acquiring Fund shall use the name or any tradename, trademark, service mark,symbol or any abbreviation, contraction or simulation thereof of a Acquired Fund, the Trust, Charles Schwab Investment Management, Inc. or any of their affiliates in its shareholder communications, advertising, sales literature and similar communications (other than a prospectus, statement of additional information, fact sheet or similar disclosure document, or shareholder report) unless it first receives prior written approval (including approval through written electronic communications) of the Acquiring Fund or Charles Schwab Investment Management, Inc. Additionally, no Acquiring Fund shall use any logo of the Acquired Fund or of Charles Schwab Investment Management, Inc. without entering into a separate trademark license agreement with Charles Schwab Investment Management, Inc..

VI.       NOTICES

All notices, including all information that any party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below, which address may be changed from time to time by written notice to the other party.

If to the Acquired Funds:

Charles Schwab Investment Management, Inc.

Attn: President

211 Main Street

San Francisco, CA 94105

Email address:SchwabIntermediaryOversight@schwab.com

With a copy to:

Charles Schwab Investment Management, Inc.

Attn: Chief Counsel

211 Main Street

San Francisco, CA 94105

Fax No: 415 667 0078

Northern Lights Fund Trust and Northern Lights Variable Trust

Attn: Richard Malinowski

c/o Ultimus Fund Solutions, LLC

80 Arkay Drive

Hauppauge, NY, 11788

Email: rmalinowski@ultimusfundsolutions.com

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With a copy to:

Thompson Hine LLP

Attn: Legal Dept.

41 South High Street, Suite 1700

Columbus, OH 43215

Fax: 614-469-3361

Email: joann.strasser@thompsonhine.com

VII.        ADDITION OF NEW FUNDS

A.       Schedule A lists the Acquiring Funds governed by the terms of this Agreement.  In the event that the Acquiring Management Company desires to add an additional series as an “Acquiring Fund” under this Agreement, it shall so notify the Trust in writing, and subject to the Trust’s written acceptance of such addition, the additional series shall be added to Schedule A by written amendment as an “Acquiring Fund” hereunder prior to any investment by such additional series and shall be governed by the terms of this Agreement.

B.       Schedule B lists the Acquired Funds eligible for investment as of the date of this Agreement. In the event an Acquiring Fund wishes to (i) invest in a Scwhab ETF that is in existence as of the date of this Agreement but is not listed on Schedule B or (ii) invest in a Scwhab ETF created after the date of this Agreement, the parties agree that, pending confirmation by the Trust that such Schwab ETF has been deemed eligible for investment, such Schwab ETF shall be added to Schedule B by written amendment prior to any investment by the Acquiring Fund and the investment shall be governed by the terms of this Agreement.

VIII.       GOVERNING LAW

A.       This Agreement will be governed by California law without regard to choice of law principles.

B.       In any action involving a Fund under this Agreement, the Acquiring Management Company and each Acquiring Fund agree to look solely to the individual Acquired Fund(s) that is/are involved in the matter in controversy and not to any other series of the Trust.

IX.        TERM AND TERMINATION

A.       This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agrement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the EC or its Staff from time to time, the Agreement shall continue in effect until termination pursuant to Section IX.B. below.

B.       This Agreement will continue until terminated in writing by either party upon 60 days’ notice to the other party. Upon termination of this Agreement, the Acquiring Funds may not purchase additional shares of the Acquired Funds beyond the Section 12(d)(1)(A) limites in reliance of the Rule.

X.       MISCELLANEOUS

A.       Assignment. This Agreement may not be assigned by either party without the prior written consent of the other.

B.       Amendments. This Agreement may be amended or modified only by a written amendment signed by an authorized representative of each party.

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C.       Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument. This Agreement may be executed by facsimile signature or electronically scanned signature and such signatures shall constitute an original for all purposes.

D.       Severability. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

E.       Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Northern Lights Fund Trust and Northern Lights Variable Trust, on behalf of its series listed on Schedule A, Severally and Not Jointly

By: /s/ Stephanie Shearer

Name: Stephanie Shearer

Title: Secretary

Schwab Strategic Trust, on behalf of its series

listed on Schedule B, Severally and Not Jointly

By: /s/ Mark Fischer

Name: Mark Fischer___

Title: CFO______

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SCHEDULE A

CURRENT AND PENDING NORTHERN LIGHTS FUNDS
Northern Lights Fund Trust – 74 Funds (68 operational)

•         13D Activist Fund (“13D”)

•         Altegris Funds:

o    Altegris Futures Evolution Fund (“Altegris Futures Evolution”)

o    Altegris/AACA Opportunistic Real Estate Fund (“Altegris Opportunistic”)

•         Astor Funds:

o    Astor Dynamic Allocation Fund (“Astor Dynamic”)

o    Astor Macro Alternative Fund (“Astor Macro”)

o    Astor Sector Allocation Fund (“Astor Sector”)

•         Athena Behavioral Tactical Fund (“Athena”)

•         Beech Hill Total Return Fund (“Beech Hill”)

•         Biondo Focus Fund (“Biondo”)

•         BTS Funds:

o    BTS Managed Income Fund (“BTS Managed”)

o    BTS Tactical Fixed Income Fund (“BTS Tactical”)

•         Changing Parameters Fund (“Changing Parameters”)

•         CMG Funds:

o    CMG Mauldin Core Fund (“CMG Mauldin”)

o    CMG Tactical All Asset Strategy Fund (“CMG All Asset”)

o    CMG Tactical Bond Fund (“CMG Bond”)

•         Donoghue Forlines Funds:

o    Donoghue Forlines Dividend Fund (“Donoghue Forlines Dividend”)

o    Donoghue Forlines Risk Managed Income Fund (“Donoghue Forlines Risk Managed”)

o    Donoghue Forlines Tactical Allocation (“Donoghue Forlines Tactical”)

o    Donoghue Forlines Tactical Income Fund (“Donoghue Forlines Income”)

o    Donoghue Forlines Momentum Fund (“Donoghue Forlines Momentum”)

•         Grant Park Multi-Alternative Strategies Fund (“Grant Park”)

•         Ladenburg Funds:

o    Ladenburg Aggressive Growth Fund (“Ladenburg Aggressive”)

o    Ladenburg Growth Fund (“Ladenburg Growth”)

o    Ladenburg Growth & Income Fund (“Ladenburg Growth & Income”)

o    Ladenburg Income Fund (“Ladenburg Income”)

o    Ladenburg Income & Growth Fund (“Ladenburg Income & Growth”)

•         Navigator Funds:

o       Navigator Equity Hedged Fund (“Navigator Equity”)

o   Navigator Tactical Fixed Income Fund (Navigator Tactical”)

•         PSI Strategic Growth Fund (“PSI Strategic”)

•         PFG Funds:

o    PFG Active Core Bond Strategy Fund (“PFG Active Core”)

o    PFG American Funds® Conservative Income Strategy Fund (“PFG American Conservative”)

o    PFG American Funds® Growth Strategy Fund (“PFG American Growth”)

o    PFG BNY Mellon Diversifier Strategy Fund (PFG BNY Mellon”)

o    PFG BR Equity ESG Strategy Fund, (“PFG BR Equity”)

o    PFG Fidelity Institutional AM® Equity Index Strategy Fund (“PGR Fidelity Index”)

o    PFG Fidelity Institutional AM® Equity Sector Strategy Fund (“PFG Fidelity Sector”)

o   PFG JP Morgan Tactical Aggressive Strategy Fund (“JP Morgan Aggressive”)

o   PFG JP Morgan Tactical Moderate Strategy Fund (JP Morgan Moderate”)

o   PFG Meeder Tactical Strategy Fund (“PFG Meeder”)

o   PFG MFS® Aggressive Growth Strategy Fund (“PFG MFS”)

o    PFG Tactical Income Strategy Fund (PFG Tactical”)

o    PFG Fidelity Institutional AM® Bond ESG Strategy

o    PFG Janus Henderson® Balanced Strategy

o    PFG Invesco® Thematic Equity ESG Strategy

•         Sierra Funds:

o    Sierra Tactical Core Income Fund (“Sierra Tactical Core”)

o    Sierra Tactical All Asset Fund (“Sierra Tactical”)

o    Sierra Tactical Municipal Fund (“Sierra Municipal”)

o    Sierra Tactical Bond Fund (“Sierra Bond”)

o    Sierra Tactical Risk Spectrum 30 Fund (“Sierra Tactical 30”)*

o    Sierra Tactical Risk Spectrum50 Fund (“Sierra Tactical 50”)

o    Sierra Tactical Risk Spectrum 70 Fund (“Sierra Tactical 70”)*

•         Toews Funds:

o    Toews Agility Shares Dynamic Tactical Income ETF (“Agility Dynamic”)

o    Toews Agility Shares Managed Risk Equity ETF (“Agility Managed”)

o    Agility Shares Put Write Enhance Equity ETF (“Agility Put Write”) *

o    Agility Shares Tactical Core Fixed Income ETF (“Agility Tactical”) *

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o   Navigator Ultra Short Bond Fund (“Navigator Ultra”)

o   Navigator Investment Grade Bond Fund (“Navigator Investment”)

o   Navigator Tactical U.S. Allocation Fund (Navigator Allocation”)

•         Princeton Funds:

o    Deer Park Total Return Credit Fund (“Deer Park Total”)

o    Eagle MLP Strategy Fund (“Eagle”)

o    Princeton Premium Fund (“Princeton Premium”)

o    Princeton Long/Short Treasury Fund (“Princeton L/S”)

o    Princeton Alternative Premium Fund*

•         Probabilities Funds:

o    Probabilities Fund (“Probabilities”)

o    Probabilities Sector Rotation Fund (“Probabilities Sector”) *

o    Toews Tactical Defensive Alpha Fund (‘Toews Defensive”)

o    Toews Tactical Income Fund (“Toews Income”)

o    Toews Hedged U.S. Fund (“Toews Hedged U.S.”)

o    Toews Hedged Oceana Fund (“Toews Oceana”)

o    Toews Hedged U.S. Opportunity Fund (“Toews Opportunity”)

o    Toews Unconstrained Income Fund (“Toews Unconstrained”)

•         TransWestern Institutional Short Duration Government Bond Fund (“TransWestern”)

•         Zeo Funds:

o     Zeo Short Duration Income Fund (“Zeo Short”)

o     Zeo Sustainable Credit Fund (“Zeo Sustainable”)

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Northern Lights Variable Trust – 20 Portfolios (15 operational)

•         7Twelve Balanced Portfolio (“7Twelve”)

•         Astor Funds:

o   Astor Long/Short ETF Portfolio* (“Astor VIT”)

o   Astor Macro Alternative Portfolio* (Astor Macro VIT”)

•         BTS Tactical Fixed Income VIT Fund (“BTS Tactical VIT”)

•         Donoghue Forlines Portfolios:

  Donoghue Forlines Dividend VIT Fund (“Dividend VIT”)
  Donoghue Forlines Momentum VIT Fund (“Momentum VIT”)

•         Probabilities VIT Fund (“Probabilities VIT”)

•         TOPS® Portfolios:

o    TOPS® Aggressive Growth ETF Portfolio (“TOPS Aggressive”)

o    TOPS® Balanced ETF Portfolio (“TOPS Balanced”)

o    TOPS® Conservative ETF Portfolio (“TOPS Conservative”)

o    TOPS® Global Target Range TM Fund (“TOPS Global”)

o    TOPS® Growth ETF Portfolio (“TOPS Growth”)

  TOPS® Hedged Equity Conservative Growth ETF Portfolio (“TOPS Hedged Conservative”) *

o    TOPS®F Hedged Equity Growth ETF Portfolio (“TOPS Hedged Growth”) *

o    TOPS® Hedged Equity Moderate Growth ETF Portfolio * (“TOPs Hedged Moderate”)

o    TOPS® Managed Risk Balanced ETF Portfolio (“TOPS Risk Balanced”)

o    TOPS® Managed Risk Growth ETF Portfolio (“TOPS Risk Growth”)

o    TOPS® Managed Risk Moderate Growth ETF Portfolio (“TOPS Risk ETF”)

o    TOPS® Managed Risk Flex ETF Portfolio (“TOPS Risk Flex”)

o    TOPS® Moderate Growth ETF Portfolio (“TOPS Moderate”)

* Fund not operational as of November 30, 2021

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SCHEDULE B

[List Names of Acquiring Funds-TO BE UPDATED]

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